Exhibit 10.55

***Text Omitted and Filed Separately

with the Securities and Exchange Commission.

Confidential Treatment Requested

Under 17 C.F.R. Sections 200.80(b)(4)

and 240.24b-2.

LICENSE AGREEMENT

THIS AGREEMENT entered into this 29th day of April, 1991 (“Effective Date”) between Life Technologies, Inc., a Delaware corporation having its principal place of business at 8400 Helgerman Court, Gaithersburg, Maryland 20877 (“LTI”) and Vical Incorporated, a Delaware corporation, having its principal place of business at 9373 Towne Center Drive. Suite 100, San Diego, California 92121 (“Vical”).

WHEREAS, LTI is a manufacturer and distributor of a wide range of biological and testing products and is desirous of expanding its product offerings of compounds in the research products market; and

WHEREAS, Vical has developed and has proprietary rights in certain compounds; and

WHEREAS, LTI is desirous of obtaining an exclusive license to make, have made, use, and sell such compounds which Vical has developed or in which it has proprietary rights;

NOW, THEREFORE, in consideration of the mutual covenants herein and for other good and valuable consideration, LTI and Vical agree as follows:

ARTICLE I – DEFINITIONS

As used in this Agreement, the following terms shall have the meaning stated opposite each term:

1.1 “Licensed Patent(s)” shall mean any patent which may issue from Vical’s U.S. patent application Serial No. 07/511,219, filed April 19, 1990 and any divisions, continuations, continuations-in-part, or reissues thereof or any foreign patents deriving priority therefrom.

1.2 “Licensed Product(s)” shall mean any compounds, including, but not limited to, DORI and DORI/CHOL 7/3, covered by the Licensed Technology.

1.3 “The Field” shall mean the research products market, including, but not limited to, protein delivery systems, bulk quantities for industrial use, and all research applications

1.4 “Know-how” shall mean any unpatented Vical knowledge or technology related to the Licensed Patent(s) existing as of the Effective date.

1.5 “Improvements” shall mean any inventions, improvements or discoveries, on or related to the Know-how or the Licensed Patents.

a) “Vical Improvements” shall mean those Improvements made solely by Vical during the term of this Agreement.

b) “LTI Improvements” shall mean those Improvements made solely by LTI during the term of this Agreement.

c) “Joint Improvements” shall mean those Improvements jointly made by LTI and Vical during the term of this Agreement.

1.6 “Joint Improvement Product(s)” shall mean any compounds covered by the Joint Improvements.

1.7 “Licensed Technology” shall mean the Licensed Patent(s), Know-how, and Vical Improvements.

1.8 “Therapeutic Product(s)” means products which have received, or are intended to receive approval or clearance by the agency or agencies having authority to grant the right to commercialize (sales and promotion) such products for in vitro or in vivo therapeutic use in the United States.

1.9 “LTI” shall include any corporation or other business entity controlled by, controlling, or under common control with LTI. For this purpose, “control” means direct or indirect beneficial ownership of at least fifty percent (50%) interest in the shares of all classes of its voting stock, or possession of the direct power to direct or cause the direction of management and policies of the corporation or other business entity.

1.10 “Net Sales” shall mean the gross invoiced selling price of the Licensed Product(s) in the form in which they are sold, less the following items but only insofar as they actually pertain to the sale of such Licensed Product(s) by LTI and are included in such gross selling price,

a) to the extent such items (except items (i) and (vi)) are separately billed;

i) Usual trade discounts actually allowed (other than advertising allowances, fees, or commissions to any employee);

ii) Packing costs;

iii) Import, export, excise, sales and value-added taxes, and customs duties;

iv) Costs of insurance and transportation from the place of manufacture to the customer’s premises or point of installation;

v) Costs of installation at the place of use; and

vi) Credit for returns, allowances, or trade discounts; and

b) provided, however, if Licensed Product(s) are sold in combination with other products, Net Sales for computing royalty payments under this Agreement, shall be determined by multiplying the Net Sales of such combination by a fraction, the numerator of which is the selling price of the Licensed Product(s) contained in such combination if the Licensed Product(s) were sold separately and the denominator of which is the selling price of the combination.

1.11 “Sublicense Income” shall mean the gross amount received by LTI, directly or indirectly, from sublicensees for or on account of any of the rights granted hereunder.

ARTICLE II – GRANT

2.1 Vical hereby grants to LTI an exclusive, world-wide right and license to use the Licensed Technology to make, have made, use and sell the Licensed Product(s) in the Field, subject only to Vical’s retained right to:

a) [***];

b) [***]; and

c) [***].

2.2. Each of the parties hereto hereby grants to the other a certain [***], to use its individual interest in the Joint Improvements to [***] in accordance with the limitations set forth below:

a) in the case of LTI, [***]; and

b) in the case of Vical, [***].

2.3 LTI shall have the right to sublicense the rights granted hereunder on terms substantially similar to the terms herein. All sublicenses hereunder granted by LTI shall be coterminable with this Agreement, and this fact shall be stated in any such sublicense agreement. LTI shall have responsibility for the royalty reporting activities of a sublicensee as if the activities were those of LTI. LTI shall promptly provide Vical with a copy of any sublicense issued hereunder.

2.4 Concurrently with the execution of this Agreement, Vical shall hereby assign to LTI all of its right, title, interest, and all goodwill represented therein, in its marks, “Superfectin” and “Turbofectin,” but only insofar as such right, title, interest, and goodwill pertains to use of the Licensed Product(s) in the Field.

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ARTICLE III – DISCLOSURE OF KNOW-HOW

3.1 Within thirty (30) days of execution of this Agreement, Vical will provide LTI with a copy of all Know-how related to production methodologies and protocols in its possession and thereafter during the term of this Agreement will:

a) Advise LTI of any Vical Improvements within thirty (30) days of the recognized discovery thereof;

b) Make available its personnel, upon reasonable request, to assist LTI personnel in understanding and utilizing the Licensed Technology;

c) Allow LTI, upon reasonable notice, during business hours, to enter upon Vical’s premises and observe Vical’s efforts related solely to the Licensed Technology, and, only during business hours for reasonable periods of time, to confer with appropriate Vical research personnel in furtherance of this Agreement; and

d) Provide training to at least [***] of LTI’s employees, but no more than [***], designated by LTI as essential, after consultation with and reasonable agreement by Vical, to LTI’s efforts to utilize the Licensed Technology.

ARTICLE IV – CONSULTING

Vical shall make available to LTI the consulting services of [***] or a mutually agreed-upon substitute, who shall visit LTI’s facilities, no more than four (4) mutually-agreed upon person days per year, upon LTI’s reasonable request and expense, during the term of this Agreement.

ARTICLE V – TERM OF LICENSE

5.1 The term of this Agreement shall commence upon the Effective Date and shall terminate on a country-by-country basis upon:

a) The termination of the life of the Licensed Patent(s) in such country, or the expiration of the term of the pendency of an application for a Licensed Patent(s) in such country, but

b) Should no Licensed Patent(s) issue or no application for a Licensed Patent(s) be filed in any country, the term of the Agreement in that country shall be [***] from the date of first commercial sale.

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ARTICLE VI – PAYMENTS

As consideration for the rights granted by Vical to LTI hereunder:

6.1 LTI shall pay a technology transfer fee of [***] to Vical within thirty (30) days of execution of this Agreement and shall pay Vical an additional fee of [***] on or before [***].

6.2 LTI shall pay earned royalties to Vical based upon LTI’s Net Sales, the amount of which royalties shall be determined in the following manner:

a) If Licensed Product(s) are manufactured or sold in a country:

i) where no Licensed Patent(s) exists; or

ii) where no application(s) for a Licensed Patent(s) is pending after [***] from the Effective Date; or

iii) where a Licensed Patent(s) has been declared invalid in such country by a court of competent jurisdiction through no fault of LTI, then LTI shall pay royalties at the rate of [***] of Net Sales in such country until such time as a competitor enters the market in such country utilizing technology falling within the scope of the Licensed Patent(s) making such payments by LTI commercially unfeasible, then LTI shall serve notice to Vical of such event. Should Vical fail to successfully dispute or disprove such event within thirty (30) days, then no royalty shall be payable by LTI.

b) If Licensed Product(s) are manufactured or sold in a country:

i) where a Licensed Patent(s) exists; or

ii) where an application for a Licensed Patent(s) is pending; or

iii) where less than [***] have passed from Effective Date in any event,

then LTI shall pay royalties at the rate of [***] of Net Sales in such country.

6.3 LTI shall pay to Vical royalties equaling [***] of Sublicense Income.

6.4 LTI shall pay Vical minimum annual royalties in the amount of [***] for each of the [***] of this Agreement upon the [***] of the Effective Date. Amounts paid by LTI under Sections 6.2 and 6.3 shall be credited against the relevant minimum annual royalty due, and any excess amount paid shall be credited against succeeding minimum annual royalty obligations.

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6.5 LTI shall make a bonus payment of [***] to Vical upon the earlier to occur of the following during the term of this Agreement:

a) Vical develops a product which LTI desires to market utilizing the Licensed Technology or technology which is covered by the License Agreement dated and effective as of April 20, 1990 by and between LTI and Vical (the “Prior Agreement Technology”), which product is limited to use in protein delivery systems during the term of this Agreement; or

b) LTI actively promotes the Licensed Product(s) or the Prior Agreement Technology for use in protein delivery systems during the term of this Agreement.

ARTICLE VII – REPORTS

7.1 Within sixty (60) days after the end of each calendar quarter during the term of this Agreement, LTI shall furnish Vical a written report setting forth the Net Sales and royalties payable thereon and the amount of Sublicense Income received, accompanied by payment of such royalties, including royalties payable on Sublicense Income. All royalties shall be paid to Vical in U.S. dollars, and in full. In the event that conversion from foreign currency is required in calculating a royalty payment hereunder, the exchange rate used shall be the rate in effect at the end of the last business day of the month just prior to the date payment is required to be made hereunder as published in the Wall Street Journal.

7.2 LTI shall prepare a final report and payment within sixty (60) days after the date of termination of this Agreement and within sixty (60) days after the final sale of Licensed Product(s) left in its inventory after termination of this Agreement in accordance with Section 12.4 below. Such report shall include a summary of existing inventory and any royalties payable as of the date of termination or after such date in accordance with Section 12.4 below.

ARTICLE VIII – BOOKS AND RECORDS

LTI and its sublicensees shall keep and maintain complete and accurate records and books of account in sufficient detail and form so as to enable verification of royalties payable by LTI hereunder. Such records and books of account shall be maintained for a period of no less than two (2) years following the period to which they pertain. LTI shall permit such records and books of account to be examined by Vical or Vical’s duly appointed agent, to the extent necessary for Vical to verify the amount of royalties payable. Such examination shall be at Vical’s expense, during normal business hours, and upon ten (10) days’ prior written notice to LTI, except in the event that the results of the audit reveals a discrepancy in LTI’s favor of [***] or more, then the audit fees shall be paid by LTI.

ARTICLE IX – PATENTS

9.1 Vical shall own the entire right, title, and interest in and to any Vical Improvements. Vical and LTI shall jointly own the entire right, title, and interest in and to any Joint Improvements. LTI shall own the entire right, title, and interest in and to any LTI Improvements; provided, however, that LTI shall advise Vical of any such LTI Improvements within thirty (30) days of the recognized discovery thereof [***].

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9.2 Vical may, at its option, file and prosecute patent applications, in its own name as owner, on the Licensed Patent(s) and Vical Improvements, and in the names of the parties as joint owners, upon Joint Improvements. Should Vical notify LTI that it desires not to exercise this option with regard to an invention or disclosure or should it fail to file a patent application within [***] of LTI’s reasonable written request that it do so, then, in that event, [***].

ARTICLE X – REPRESENTATIONS AND WARRANTIES

10.1 Vical represents and warrants that, to the best of its knowledge and information it is the owner of the Know-how and the Licensed Patent(s), free of any liens, encumbrances, restrictions or other legal or equitable claims. Notwithstanding the preceeding, Vical makes no warranty as to the validity or scope of any of the Licensed Patent(s), and nothing in this Agreement shall be construed as a warranty or representation that any Licensed Product(s) made, used or sold, or otherwise disposed of under any license granted by Vical under this Agreement is or will be free from infringement of patents of third parties. Vical MAKES NO EXPRESS OR IMPLIED WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE LICENSED TECHNOLOGY COVERED BY THIS AGREEMENT.

10.2 LTI will indemnify and hold Vical harmless against any and all actions, suits, claims, demands, or prosecutions that may be brought against Vical to the extent such actions, suits, claims, demands, or prosecutions arise out of the manufacture, use or sale of Licensed Product(s) by LTI, or any negligence, recklessness, or willful misconduct by LTI or LTI’s agents, except insofar as such claims were caused solely by the negligence, recklessness, or willful misconduct of Vical.

ARTICLE XI – INFRINGEMENT

11.1 A party receiving knowledge of infringement of a Licensed Patent(s) shall notify the other party promptly. LTI shall have the right, in its sole discretion, and at its sole expense, with counsel of its selection, to prosecute any patent infringement action or to defend any counterclaim of invalidity or action for declaratory judgment or interference. LTI shall have full control over the conduct of any such proceedings and any recoveries therefore shall inure to its sole benefit. In the event LTI fails to initiate and pursue such legal action within a period of one hundred twenty (120) days after receipt of notice thereof, Vical shall have the right to initiate legal action and shall in that event bear all costs and all recoveries therefore shall inure to its benefit.

11.2 If one party institutes or carries on a legal proceeding to enforce a Licensed Patent(s) against an alleged infringer, or to defend a Licensed Patent(s) in a declaratory judgment action, the other party shall fully cooperate with, and supply all assistance reasonably requested by the party instituting and carrying on or defending such proceeding.

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11.3 In the event LTI is sued by a third party for patent infringement allegedly resulting from LTI’s manufacture, use or sale of Licensed Product(s), LTI shall promptly notify Vical. LTI shall, at its option, have full control of selection of counsel and conduct of the suit. Should LTI decide to defend it shall do so with the full cooperation of Vical. From a date not less than six months following the date of institution of the suit LTI may place applicable royalties in an escrow account. Should LTI be deemed not infringing a third party’s patent(s) by a court of competent jurisdiction, then all amounts paid into said escrow account shall be paid to Vical. Should LTI decide not to defend it shall provide Vical with timely notice thereof. Should Vical defend LTI’s actions under this Agreement then LTI shall cooperate fully with Vical. Should LTI be deemed infringing a third party’s patent(s) and enjoined from exercising its rights under this Agreement by a court of competent jurisdiction, then LTI shall have the right to terminate this Agreement with respect to the infringing patent claims and retain any royalties placed in the escrow account.

11.4 In the event a party receiving knowledge of infringement of a Licensed Patent(s) promptly notifies the other party as required by Article 11.1 and thereafter neither party shall prosecute an infringer of a Licensed Patent(s) and the infringer’s activities are allowed to continue without challenge for a period of up to six (6) months from the date of first notice, or in the event LTI is permanently enjoined by a court of competent jurisdiction from exercising its rights granted hereunder pursuant to an infringement action brought by a third party, then LTI shall have the right to terminate this Agreement upon thirty (30) days written notice to Vical and in accordance with the terms of Article 12.

ARTICLE XII – TERMINATION

12.1 Vical may terminate this Agreement effective upon thirty (30) day’s prior written notice to LTI in the event LTI:

a) Commits a material breach of this Agreement which is not cured within sixty (60) days of receipt of written notice thereof from Vical, or

b) Should become insolvent, or a petition in bankruptcy is filed against LTI and is consented to, acquiesced in, or remains undismissed for ninety (90) days; makes a general assignment for the benefit of creditors, or a receiver is appointed for LTI, and LTI does not return to solvency before the expiration of sixty (60) days.

12.2 LTI may terminate this Agreement effective upon thirty (30) days written notice to Vical,

a) Should Vical commit a material breach of this Agreement; or

b) In accordance with Article 11.4.

12.3 Upon termination of this Agreement and except as otherwise expressly provided herein, all licenses granted to LTI under the terms of this Agreement and, at Vical’s option, any sublicenses granted by LTI, shall terminate.

12.4 LTI shall have the right for up to [***] following termination of this Agreement to dispose of all Licensed Product(s) then in its inventory, and shall pay royalties thereon, in accordance with the provisions of Article 6, as though this Agreement had not terminated.

12.5 Termination of this Agreement shall not affect any rights or obligations accrued prior to the effective date of such termination and specifically;

a) LTI’s obligation:

i) To pay all royalties then accrued except in the event of termination under the provisions of Article 11.4.

ii) To make a final report and payment under the provisions of Article 7.2; and

b) The provisions of Article 5, 8, 9, 10, 12 and 13.

c) The rights of either party as joint owners with respect to Joint Improvements or Joint Improvement Product(s).

12.6. The rights provided in this Article 12 shall be in addition to and without prejudice to any other rights which the parties may have with respect to any breach or violations of the provisions of this Agreement.

12.7. Waiver by either party of a single default or breach or of a succession of defaults or breaches shall not deprive such party of any right to terminate this Agreement pursuant to the terms hereof upon the occasion of any subsequent default or breach.

ARTICLE XIII – CONFIDENTIALITY

13.1. The parties shall be bound to the confidentiality obligations agreed upon in the Confidential Disclosure Agreement between them dated July 7, 1989 and the parties agree that such obligations shall apply to the Know-how, the Licensed Patent(s), and the Improvements. The five year term of nondisclosure shall begin with respect to Improvement(s) when the Improvement(s) are disclosed.

13.2. Prior to the public disclosure by publication, presentation, or by other means, by either party of the results of activities under this

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Agreement, the prior written approval of the other party shall be obtained, which approval shall not be unreasonably withheld. Publication includes submission of articles to LTI’s Focus publication.

ARTICLE XIV – COMMERCIAL APPLICATION

LTI shall use its good faith efforts to proceed with the development, manufacture, and sale of Licensed Product(s) and to diligently develop markets therefor throughout the world and to meet such market demand. The parties acknowledge that LTI’s commercial application of the Licensed Product(s) is of the essence of this Agreement.

ARTICLE XV – ASSIGNMENT

This Agreement may not be assigned by either party without the others written consent, except in the event of the sale or transfer of substantially the entire business of either party to which the Licensed Product(s) relate.

ARTICLE XVI – NOTICES

Any notice required by this Agreement shall be sent by Registered or Certified U.S. Mail, or by telex or cable and shall be deemed delivered if sent to the following addresses of the respective parties or such other addresses as is furnished by proper notice to the other party:

FOR VICAL:	FOR LTI:
Dr. Dannie King	Secy. Of Corporate Development
President and COO	LIFE TECHNOLOGIES, INC.
VICAL INCORPORATED	8717 Grovemont Circle
9373 Towne Center Drive Suite 100	P.O. Box 6009
San Diego, CA 92121	Gaithersburg, Maryland 20877

ARTICLE XVII – MISCELLANEOUS

17.1 This Agreement may not be amended except by written agreement signed by both of the parties.

17.2 This Agreement shall be governed by and in accordance with the laws of the State of Maryland except where the federal laws of the United States are applicable and have precedence.

17.3 The provisions of this Agreement shall be deemed separable. If any part of this Agreement is rendered void, invalid, or unenforceable, such shall not affect the validity or enforceability of the remainder of this Agreement unless the part or parts which are void, invalid or unenforceable shall substantially impair the value of the entire Agreement as to either party.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed in duplicate originals by their duly authorized representatives.

VICAL INCORPORATED		LIFE TECHNOLOGIES, INC.

By:	/s/ Martha J. Demski	By:	/s/ John Cogan
	Martha J. Demski		John Cogan
	Vice President and		Vice-President
	Chief Financial Officer		Corporate Development

Date:	4/29/91	Date:	5/10/91

AMENDMENT I

Life Technologies, Inc., a Delaware corporation having its principal place of business at 8400 Helgerman Court, Gaithersburg, MD 20884 (“LTI”) and Vical Incorporated, a Delaware corporation, having its principal place of business at 9373 Towne Center Drive, Suite 100, San Diego, CA 92121 (“Vical”) hereby agree to amend the Agreement presently in effect (said Agreement having the Effective Date of 29 April 1991 and relating to technology described in US Patent application Serial No. 07/511,219) in accordance with Paragraph 17.1 of the above Agreement as follows:

I.	In Paragraph 1.3 the passage “including in vivo experimentation in whole animals, but excluding use in humans,” is inserted after “research applications” to complete the sentence.

II.	Paragraph 1.5 is hereby replaced in full by the following text:

“Improvements” shall mean any inventions, improvements or discoveries, on or related to the Know-how or the Licensed Patents made by LTI or Vical during the term of this Agreement.

III.	In all instances in which the term “Joint Improvements,” “Vical Improvements” or “LTI Improvements” appears, the word “Joint,” “Vical” or “LTI” respectively, is to be deleted.

IV.	In Paragraph 3.1 a) the passage “made by Vical” is inserted after the word “Improvements.”

V.	Insert the following as a new paragraph in Article III to be designated 3.2:

LTI will during the term of this Agreement advise Vical of any Improvements made by LTI within thirty (30) days of the recognized discovery thereof.

VI.	Article IX – “Patents” is hereby replaced in full by the following text:

9.1	Vical shall own the entire right, title, and interest in and to any Improvements made solely by Vical. Vical and LTI shall jointly own the entire right, title, and interest in and to any Improvements when there is inventorship by both LTI and Vical employees. LTI shall own the entire right, title, and interest in and to any Improvements made by LTI.

9.2	In the event a patentable invention is made which represents an Improvement and which is invented by employees of both LTI and Vical then the parties agree to negotiate in good faith an arrangement concerning the prosecution of patent applications pertaining to such inventions.

This Amendment is agreed to have an Effective Date of January 1, 1993.

AGREED TO BY:

Life Technologies Inc.	Vical Inc.

/s/ George E. Lowke	/s/ Alain B. Schreiber
George E. Lowke	Alain B. Schreiber
Vice President R&D	President and CEO
4/20/93	5/4/93